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                                                                   Exhibit 10.29


                              LaBRANCHE & CO INC.
                               One Exchange Plaza
                               Twenty-Fifth Floor
                            New York, New York 10006

                                                                 January 6, 2000

Mr. Harvey Traison
155 West 68th Street, Apt. #20-02
New York, New York 10023-5832

Dear Mr. Traison:

         We are pleased to offer you employment as the Senior Vice President & Chief Financial Officer of LaBranche & Co Inc. (the "Company" and, collectively with its subsidiaries and affiliates, the "Firm") upon the terms and conditions set forth herein.

1. You shall be employed by the Firm, subject to the terms and conditions of this Agreement, for the period (the "Employment Period") commencing on March 1, 2000 (the "Commencement Date") and, unless terminated earlier in accordance herewith, ending on February 28, 2003 (the "Initial Employment Period"). The Employment Period shall be automatically extended for successive additional one (1) year periods (the "Additional Periods") unless, at least ninety (90) days prior to the end of the Initial Employment Period or any Additional Period, as the case may be, the Firm or you has notified the other in writing that the Employment Period shall terminate at the end of the then current term.

2. During the Employment Period, you shall: (i) have such duties and responsibilities consistent with your position as are assigned by the Firm from time to time; (ii) devote substantially all of your entire business time to the faithful, diligent and competent performance of your duties and responsibilities; and (iii) be subject to the direction, supervision and control of the Firm. You shall refrain from engaging in any aspect of the securities business except on behalf of the Firm without the prior approval of the New York Stock Exchange, Inc. (the "NYSE") and the Firm. The foregoing shall not prevent you from participating in industry and charitable affairs (including those set forth on Schedule I hereto) and from managing your passive personal investments and those of your family provided that, individually and in the aggregate, such activities do not materially interfere with the performance of your duties hereunder. You shall be appointed to the Company's Board of Directors (the "Board") as soon as reasonably practicable after the Commencement Date. The Firm shall use its best efforts to cause you to be elected or appointed (or, reelected or reappointed, as the case may be) to the Board at all times during the Employment Period. If elected or appointed to the Board, you shall serve as a director without additional compensation. You shall be subject to all terms and

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Mr. Harvey Traison
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         conditions of employment generally applicable to senior executive employees of the Firm, as established by the Firm from time to time and as previously communicated to you.

3. During the Initial Employment Period, the Firm shall pay to you an annual base salary of not less than Two Hundred Fifty Thousand Dollars ($250,000). Thereafter, the amount of your annual base salary during the Additional Periods shall be as agreed upon by you and the Firm. Such salary shall be paid in accordance with the Firm's normal payroll practices. You also shall be entitled to receive an annual bonus under the Company's Annual Incentive Plan (which was filed as an exhibit to the Company's Registration Statement on Form S-1) in accordance with the terms thereof as in effect from time to time.

4. Subject to your satisfaction of any applicable eligibility requirements, you shall be entitled to participate, in accordance with the terms thereof, in all employee benefit plans and programs generally provided by the Firm to its senior executives (including any health, disability, insurance or other benefit plans or programs now existing or hereafter adopted), provided, however, that in the case of health benefits, such benefits are not duplicative of those to which you are entitled under the health benefit plan maintained by your prior employer. You also shall be entitled to up to twenty-five (25) days of paid vacation per calender year (pro-rated for partial years) at such times as agreed between you and the Chief Executive Officer of the Company.

5. You shall be reimbursed by the Firm for all reasonable business expenses incurred by you in the performance of your duties hereunder for which you submit expense statements or vouchers and such other supporting information and substantiation as the Firm customarily requires of its employees.

6. You or the Firm may terminate your employment at any time for any reason, or for no reason, by giving not less than ninety (90) days' prior written notice of termination, provided, however, that the Firm may elect to place you on paid leave for all or any part of such 90-day period, and provided, further, that no advance notice need be given by the Firm to you in connection with a termination of your employment for Cause or on account of Disability. "Cause" means: (i) your breach of this Agreement or any other written agreement between you and the Firm which is not cured by you within ten (10) days of your receipt of written notice thereof; (ii) your violation of any Firm policy (including in respect of hedging or confidential information) as in effect from time to time which is not cured (if such violation is in fact curable) by you within ten (10) days of your receipt of written notice thereof; (iii) your conviction of, or pleading NOLO CONTENDERE to, a crime involving moral turpitude or a felony; or (iv) your becoming subject to any "statutory disqualification" within the meaning of Section 3(a)(39) of the Securities Exchange Act of

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         1934, as amended (the "Exchange Act"). "Disability" means your absence from employment for at least 120 days in any 12-month period as a result of your incapacity due to mental or physical illness, as determined by the Firm.

7. You shall comply with all laws applicable to the securities business of the Firm and with all rules and regulations of the Securities and Exchange Commission, the NYSE (and any other securities exchange of which the Firm is a member), and the regulatory authority of any state in which the Firm is registered as a broker-dealer. You shall provide the Firm with such written information as may be necessary for the Firm to complete accurately all forms required by the rules and regulations of the NYSE, the Securities and Exchange Commission or any other regulatory organization to which the Firm is subject. You shall acknowledge that you are an agent and/or representative of the Firm in registration applications filed with appropriate regulatory authorities, and you shall be subject to the applicable approved person rules of the NYSE. You acknowledge that you are not subject to any "statutory disqualification" within the meaning of Section 3(a)(39) of the Exchange Act. You shall furnish the Firm with (for example, an affidavit of your tax return preparer) that you have filed all required tax returns and paid all required taxes for each tax year during the Employment Period.

8. You acknowledge that during the course of your involvement in the Firm's activities or otherwise, you will obtain information concerning the Firm's businesses, strategies, operations, financial affairs, organizational and personnel matters (including information regarding any aspect of your tenure as an officer, director, consultant or employee of the Firm or of the termination of such office, position, arrangement or employment), policies, procedures or concerning those of third parties (collectively, "Confidential Information"). You further acknowledge that you may obtain Confidential Information in written or electronic form or orally. Notwithstanding the foregoing, Confidential Information shall not include any information which is (i) generally known within the securities industry, unless and to the extent such information becomes known as a result of your acts or omissions, or
         (ii) disclosed by you in order to comply with legal process, provided that you provide prompt notice to the Firm of your receipt of such process and cooperate with the Firm in attempting to obtain a protective order preventing such disclosure. In consideration of, and as a condition to, access to such Confidential Information, and without prejudice to or limitation of any other confidentiality obligations imposed by agreement or by law, you hereby undertake to use and protect Confidential Information in accordance with any restrictions placed on its use or disclosure. Except as authorized in advance by the Board, you may not: (i) use for your own account any Confidential Information, or (ii) disclose or allow disclosure of any Confidential Information, or of any information derived therefrom, in whatever form, to any person unless such person is a director, officer, partner, employee, attorney or agent of the Firm and, in your reasonable

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         good faith judgment, has a need to know the Confidential Information or information derived therefrom in furtherance of the business of the Firm. The foregoing obligations will survive, and remain binding and enforceable notwithstanding any termination of your employment with the Firm and any settlement of the financial rights and obligations arising from your employment with the Firm.

9. In view of your importance to the Firm, you agree that the Firm would likely suffer significant harm from your competing with the Firm during the Employment Period and, except in the event that you are terminated by the Firm without Cause, the twelve (12) month period following the termination of the Employment Period for any reason (the "Restricted Period"). Accordingly, you agree that during the Restricted Period you will not, without the prior written consent of the Chief Executive Officer of the Company:

         (i) form, or acquire a 5% or greater equity ownership, voting or profit participation interest in, any Competitive Enterprise; or

         (ii) associate (including, but not limited to, association as an officer, employee, partner, director, consultant, creditor, agent or advisor) with any Competitive Enterprise and in connection with such association engage in, or directly or indirectly manage or supervise personnel engaged in, any activity:

                  (A) which is similar or substantially related to any activity in which you were engaged, in whole or in part, at the Firm, or

                  (B) which calls for the application of the same or similar specialized knowledge or skills as those utilized by you or in your activities with the Firm, at any time during the twelve (12) month period immediately prior to the date of termination (or, in the case of an action taken during your period of employment with the Firm, during the twelve (12) month period immediately prior to such action), and, in any such case, irrespective of the purpose of the activity or whether the activity is or was in furtherance of advisory, agency, proprietary or fiduciary business of either the Firm or the Competitive Enterprise.

         (iii) in any manner, directly or indirectly; (A) solicit a listed company to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Firm, or
                  (B) interfere with or damage (or attempt to interfere with or damage) any relationship between the Firm and a listed company. The term "listed companies" means any company (x) for which the Firm acts as a specialist, (y) which is seeking a listing of its stock on the NYSE, or (z) which is

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Mr. Harvey Traison
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                  identified by the Firm as a potential listed company (whether by new listing, transfer or other means) during the period of your employment by the Firm.

         (iv) in any manner, directly or indirectly, solicit any person who is an employee of the Firm to resign from the Firm or to apply for or accept employment with any Competitive Enterprise.

For purposes of this Agreement, a "Competitive Enterprise" is a business enterprise that (A) engages in any activity, or (B) owns or controls a significant interest in any entity that engages in any activity, that, in either case, competes anywhere with any business activity in which the Firm is engaged. The activities covered by the previous sentence include, without limitation, specialist services, making markets in securities and/or securities brokerage, sales, lending, custody, clearance, settlement or trading.

10. If any of the provisions of Section 8 or 9 is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such Section will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

11. Subject to the provisions of Sections 12 and 13 hereof, any dispute, controversy or claim between you and the Firm arising out of or relating to or concerning the provisions of this Agreement, your employment with the Firm (or termination thereof) or otherwise concerning any rights, obligations or other aspects of your employment relationship in respect of the Firm ("Employment Related Matters") shall be finally settled by arbitration in New York City before, and in accordance with the rules then obtaining of, the NYSE or, if the NYSE declines to arbitrate the matter, the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules of the AAA, PROVIDED HOWEVER, that, in addition to the right to compel arbitration of any dispute or controversy, you or the Firm may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in New York City, whether or not an arbitration proceeding has theretofore been or is ever initiated, for the purpose of temporarily, preliminarily, or permanently enforcing the provisions of this Agreement or to enforce an arbitration award.

12. Notwithstanding the provisions of Section 11, and in addition to its right to submit any dispute or controversy to arbitration, the Firm may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in the City of New York, whether or not an arbitration proceeding has theretofore been or is ever initiated, for the purpose of temporarily, preliminarily or permanently enforcing the provisions of Sections 8 or 9 of this Agreement.

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13.      You and the Firm hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in the City of New York over any suit, action or proceeding arising out of or relating to or concerning this Agreement, or any Employment Related Matter that is not otherwise arbitrated or resolved according to the provisions of
         Section 11 hereof.

14. The Firm may withhold from any and all amounts payable hereunder such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

16. This Agreement shall supersede any and all prior understandings and agreements between you and the Firm, whether written or oral, relating to the subject matter hereof. Notices hereunder shall be delivered to the Company at its principal executive office directed to the attention of the Company's Secretary, and to you at your last address appearing in the Company's employment records.

17. You may not, directly or indirectly, assign your rights or obligations hereunder. The Company may at any time and from time to time assign its rights and obligations hereunder, including, without limitation, to any of its subsidiaries or affiliates (and have such rights and obligations reassigned to it or to any other subsidiary or affiliate). This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. This Agreement may not be amended or modified other than by a written agreement executed by you and the Company or its successors, nor may any provision hereof be waived other than by a writing executed by you or the Company or its successors.

18. You represent and warrant that you are free to enter into this Agreement and to perform the duties required hereunder, and that there are no other employment agreements or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of your duties hereunder.

19. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby. Except as expressly provided herein, this Agreement shall not confer on any person other than you and the Firm any rights or remedies hereunder.

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         Please confirm your acceptance and agreement to the terms and conditions hereof by signing and returning the enclosed duplicate of this letter which shall thereupon constitute an agreement between you and the Company.


                                        Very truly yours,

                                        LaBRANCHE & CO INC.


                                        By: /s/ George M.L. LaBranche, IV
                                            ------------------------------------
                                            Name:  George M.L. LaBranche, IV
                                            Title: Chairman, Chief Executive
                                                   Officer & President

Agreed & accepted
as of the date hereof:

By: /s/ Harvey Traison
   --------------------------
         Harvey Traison